UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2008

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 500

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) 2008 EMT Annual Incentive Plan. On February 21, 2008, the Board of Directors (“Board”) of Crown Castle International Corp. (“Company”), upon recommendation from the Compensation Committee, approved the Crown Castle 2008 EMT Annual Incentive Plan (“2008 Incentive Plan”) for the Company’s executive management team (“EMT”), including the Company’s executive officers. Actions taken with respect to John P. Kelly, the Company’s Chief Executive Officer (“CEO”), were approved by the independent directors of the Board. The 2008 Incentive Plan is intended to provide incentives to members of the Company’s EMT in the form of cash bonus payments for achieving certain performance goals established under the 2008 Incentive Plan. Under the 2008 Incentive Plan, each eligible participant has an assigned target bonus level, expressed as a percent of base salary. Depending on the achievement of specified levels of corporate and business unit financial performance goals and individual performance goals, each eligible participant may earn a multiple of the target bonus. The Board’s approval of the 2008 Incentive Plan does not create a guarantee of an incentive award to any eligible participant, and the Compensation Committee retains discretion to discontinue or amend the 2008 Incentive Plan at any time. A copy of the 2008 Incentive Plan is filed as Exhibit 10.1.

Executive Officer Compensation. On February 21, 2008, the Board, upon recommendation from the Compensation Committee, approved the following base salaries, annual incentive awards and restricted stock awards (“RSAs”) with respect to the following executive officers of the Company (actions taken with respect to the CEO were approved by the independent directors of the Board):

Name and Principal Position	2008 Base Salary ($)	2007 Annual Incentive ($)	2008 Performance RSAs (Shares)
John P. Kelly Chief Executive Officer, President and Director	$517,500	$821,965	109,783

W. Benjamin Moreland Executive Vice President and Chief Financial Officer	$375,900	$426,731	63,802

E. Blake Hawk Executive Vice President and General Counsel	$368,300	$320,361	46,884

James D. Young President – Tower Operations	$340,400	$244,944	57,766

The terms of the RSAs shown in the table above provide that the RSAs vest on February 21, 2011 or thereafter if the Common Stock closes at or above $41.50 per share for any 20 consecutive trading days which include dates on or before February 21, 2011. Any RSAs that have not otherwise vested pursuant to the preceding sentence will be forfeited.

The RSAs shown in the table above were granted pursuant to the Company’s 2004 Stock Incentive Plan, as amended. A form of the standard Restricted Stock Agreement generally used for the Company’s 2004 Stock Incentive Plan is filed as Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 2, 2005.

Non-employee Director Equity Compensation. On February 21, 2008, the Board approved changes to the retainer and annual equity grant components of compensation for non-employee members of the Board. On February 21, 2008, the Board also approved an annual equity grant of shares of Common Stock to the non-employee directors of the Board. A summary of the current components of compensation for non-employee members of the Board, including the equity grants approved on February 21, 2008, is attached as Exhibit 10.2 to this report.

ITEM 9.01	— FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

10.1	2008 EMT Annual Incentive Plan
10.2	Summary of Non-Employee Director Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ W. Benjamin Moreland
Name:	W. Benjamin Moreland
Title:	Executive Vice President and Chief Financial Officer

Date: February 25, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	2008 EMT Annual Incentive Plan
10.2	Summary of Non-Employee Director Compensation